EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Chemung Financial Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 (File No. 33-104663) of Chemung Financial Corporation relating to the Chemung Canal Trust Company Profit Sharing, Savings, and Investment Plan, of our report dated March 11, 2009, appearing in this Annual Report on Form 10-K of Chemung Financial Corporation for the year ended December 31, 2008.

/s/ Crowe Horwath LLP
Livingston, New Jersey
March 11, 2009